UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2015

CLECO CORPORATION
(Exact name of registrant as specified in its charter)

Louisiana	1-15759	72-1445282
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2030 Donahue Ferry Road
Pineville, Louisiana	71360-5226
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (318) 484-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note:

As previously announced, on October 17, 2015, Cleco Corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Cleco Partners L.P. (“Parent”), a Delaware limited partnership, and Cleco Merger Sub, Inc., a Louisiana corporation and an indirect wholly-owned subsidiary of Parent (“Merger Sub”), providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as an indirect, wholly-owned subsidiary of Parent. On February 26, 2015, the Company’s shareholders approved the Merger Agreement.

Item 8.01    Other Events.

On March 13, 2015, the Company’s Board of Directors decided to postpone the 2015 Annual Meeting of Shareholders because of the pending transactions contemplated by the Merger Agreement and the previously disclosed anticipated completion of the Merger in the second half of 2015.
As a result of the postponement of the 2015 Annual Meeting of Shareholders, the due date for the provision of any qualified shareholder proposal under the rules of the Securities and Exchange Commission (“SEC”), described in the Company’s 2014 Proxy Statement filed with the SEC on March 14, 2014, is no longer applicable. In the event the Board of Directors determines it advisable to hold the 2015 Annual Meeting of Shareholders, the Company will notify shareholders of the new meeting date and the due date by which any qualified shareholder proposals should be submitted. Any such notice will be provided in accordance with state law, the Company’s Bylaws, and the requirements of the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CLECO CORPORATION

Date: March 13, 2015	By: /s/ Terry L. Taylor
Terry L. Taylor
Controller and Chief Accounting Officer